CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") effective as of the date of the final signature below:

BETWEEN

XTOL ENERGY INC.
Suite 600, 595 Howe Street
Vancouver British Columbia Canada V6C 2T5

(the "Company")

AND

NORMAN MEIER
Bordackerstrasse 62, 8610 Uster Switzerland

(the “Consultant”)

WHEREAS:

A.          The Company is engaged in the acquisition of oil and gas rights and the exploration of oil and gas properties; and

B.          The Company desires to retain the Consultant to provide consultant services to the Company on the terms and subject to the conditions of this Agreement; and

C.          The Consultant has agreed to provide consultant services to the Company on the terms and subject to the conditions of this Agreement.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.          ENGAGEMENT AS A CONSULTANT

1.1        The Company appoints the Consultant to undertake the duties and exercise the powers as VP, Corporate Development as may be requested of the Consultant by the Company and the Consultant accepts the office on the terms and conditions set forth in this Agreement.

2.          TERM OF THIS AGREEMENT

2.1        The term of this Agreement shall become begin as of the effective date of this Agreement and shall continue for a period of 2 years.

3.          CONSULTANT SERVICES

3.1        The Consultant agrees to perform the following services and undertake the following responsibilities and duties to the Company to be provided by the Consultant to the Company as consulting services (the "Consulting Services"):

The Consultant will:

  provide business development consulting services;

  assist the Company in developing and implementing its business plan;

  introduce the Company to, and negotiate on behalf of the Company with, potential target acquisitions;

  assist the Company in developing the market for the Company’s stock;

  assist the Company in increasing its market capitalization;

  assist the Company in increasing its shareholder base; and

  introduce the Company to contacts in the mining industry.

3.2        The Consultant shall devote its time, attention and energies to the business affairs of the Company as may be reasonably necessary for the provision of the Consulting Services, provided, however, the Consultant may engage in other personal and business activities that do not interfere with the Consultant's obligations hereunder.

3.3        In providing the Consulting Services, the Consultant will:

  comply with all applicable federal, provincial, local and foreign statutes, laws and regulations;

  not make any misrepresentation or omit to state any material fact that will result in a misrepresentation regarding the business of the Company; and

  not disclose, release or publish any information regarding the Company without the prior written consent of the Company.

4.          CONSULTANT FEE

4.1        In consideration for the provision of the Consulting Services during the term, the Company will pay the Consultant a flat fee, payable in advance for the full 2 years service and payable by the issuance of 2,000,000 shares of the common stock of the Company, each share to be valued in accordance with the fair market value of the stock as of the date of issuance. The shares are not being issued pursuant to a Registration Statement and therefore will have restrictions from trading. Further terms of the share subscription are contained in the subscription agreement between the Consultant and the Company. The shares shall be issued to the Consultant prior to December 31, 2007.

4.2        From time to time during the Term, at the sole discretion of the Company, the Company shall review the services provided by the Consultant hereunder, and determine, in its sole discretion, whether it shall issue a bonus payment to the Consultant for meeting or exceeding management’s expectations of services delivered by the Consultant.

5.          NO REIMBURSEMENT OF EXPENSES

5.1        The consultant fees described above include all fees and expenses. The Company will not pay to the Consultant third party expenses incurred by the Consultant in provision of the Consulting Services.

6.          PROPRIETARY INFORMATION

6.1        The Consultant will not at any time, whether during or after the termination of this Agreement for any reason, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business, products or finances of the Company or of any third party which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing the Consultant Services to the Company, and the Consultant shall keep secret such trade secrets and confidential information and shall not use or attempt to use any such secrets or information in any manner which is designed to injure or cause loss to the Company. Trade secrets or confidential information shall include, but not be limited to, the Company's financial statements and projections, expansion proposals, product packaging, advertising and marketing, business plans and details of its business relationships with suppliers and distributors, agents and other parties not otherwise publicly available.

7          TERMINATION

7.1        The Consultant is entitled to terminate this Agreement at any time provided that 14 days written notice has been delivered to the Company.

7.2        The Company is entitled to terminate this Agreement at any time provided that one month’s written notice has been delivered to the Consultant.

7.3        Upon termination by the Consultant, or upon termination for cause by the Company, the Consultant is obliged to repay to the Company the value of the stock which is proportionate to the outstanding term of the Agreement for which the Consultant will no longer be engaged by the Company. The value of the stock will be determined by the Board of Directors of the Company as the lower of: a) the value the stock on the date of issuance, or b) the value of the stock on the effective date of termination of the Agreement.

8.          PARTIES BENEFITED & ASSIGNS

8.1        This Agreement shall be binding upon, and inure to the benefit of, the Consultant, his heirs and his personal representative or representatives, and upon the Company and its successors and assigns. The rights which accrue to the Company under this Agreement shall pass to its successors or assigns. The Consultant may assign the benefit of this Agreement to a corporation controlled by the Consultant, provided that such assignment will not relieve the Consultant from his obligations to the Company arising under this Agreement.

9.          REPRESENTATIONS AND WARRANTIES

9.1        The Consultant represents and warrants to the Company that (a) the Consultant is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or other rights of Company hereunder, and (b) the Consultant is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

10         NOTICES

10.1        Any notice required or permitted to be given to the Company shall be sufficiently given if mailed by registered mail to the Company’s head office at its address last known to the Consultant, or if delivered to the Company via facsimile.

11          SEVERABILITY

11.1        In the event that any provision or part of this Agreement shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions or parts shall be and remain in full force and effect.

12          MODIFICATION OF AGREEMENT

12.1        Any modification to this Agreement must be in writing and signed by the parties or it shall have no effect and shall be void.

13          COUNTERSIGNATURES

13.1        This Agreement may be signed in counterparts, each of which so signed shall be deemed to be an original (and each signed copy sent by electronic facsimile transmission shall be deemed to be an original), and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution, shall be deemed to bear the date as set forth above.

14.         MISCELLANEOUS

14.1        This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

14.2        This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof. The Consultant has no agreements with any director, officer or other agent of the Company.

14.3        A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

14.4        This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

14.5        The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

XTOL ENERGY INC.

Per: /s/ Gary Chayko
_____________________________
Gary Chayko, President

Dated: July 24, 2007

CONSULTANT

Per: /s/ Norman Meier
_______________________________
Norman Meier

Dated: July 18, 2007